FIRST AMENDED AND RESTATED NEVADA SECURITY BANK

SPLIT DOLLAR AGREEMENT

Insurer:	Name of Insurance Company Policy Number

Bank:	Nevada Security Bank

Insured:	Name of Insured.

Relationship of Insured to Bank:	Executive

Effective Date:	January 24, 2006

This First Amended and Restated Nevada Security Bank Split Dollar Agreement (hereinafter “Agreement”), effective this January 24, 2006, hereby amends, supersedes and replaces the prior “Nevada Security Bank Split Dollar Agreement”, by and between these same parties dated September 15, 2005, in its entirety. The respective rights and duties of the Nevada Security Bank (hereinafter the “Bank”) and the Insured/Executive in the above-referenced policy shall be pursuant to the terms set forth below:

1. DEFINITIONS.

Refer to the policy contract for the definition of any terms in this Agreement that is not defined herein. If the definition of a term in the policy is inconsistent with the definition of a term in this Agreement, then the definition of the term as set forth in this Agreement shall supersede and replace the definition of the terms as set forth in the policy. For the purposes of this Agreement, “Insured” and “Executive” shall have the same meaning.

1.1 Termination for Cause. The term “Termination for Cause” shall mean termination of Employment of the Executive by reason of any of the following:

(A)	Dishonest or fraudulent conduct by Executive with respect to the performance of Executive’s duties with Bank or its parent corporation (The Bank Holdings);

(B)	Conduct by Executive that materially discredits Bank or its parent corporation or any of its subsidiaries or is materially detrimental to the reputation of the Bank or its parent corporation or any of its subsidiaries, including but not limited to conviction or a plea of nolo contendere of Executive of a felony or crime involving moral turpitude;

(C)	Executive’s willful misconduct or gross negligence in performance of Executive’s duties under this Agreement, including but not limited to Executive’s refusal to comply in any material respect with the legal directives of the Executive’s immediate supervisor or the Board of Directors (hereinafter the “Board”), if such misconduct or negligence has not been remedied or is not being remedied to the Board’s reasonable satisfaction within thirty (30) days after written notice, including a detailed description of the misconduct or negligence, has been delivered by the Board to Executive;

(D)	An order or directive from a state or federal banking regulatory agency requesting or requiring removal of Executive or a finding by any such agency that Executive’s performance threatens the safety or soundness of Bank, its parent corporation or any of its subsidiaries;

(E)	Material breach of Executive’s fiduciary duties to Bank if such breach has not been remedied or is not being remedied to the Board’s reasonable satisfaction within thirty (30) days after written notice, including a detailed description of the breach, has been delivered by the Board to Executive;

(F)	The Executive is convicted of a felony or misdemeanor involving moral turpitude;

(G)	State and/or Federal regulators request or order termination of this Agreement; or

(H)	The Executive commits any act which could cause termination of Coverage under the Bank’s Blanket Bond as to the Executive, as distinguished from termination of such coverage as to the Bank as a whole.

1.2 Voluntary Termination. The term “Voluntary Termination” shall mean termination elected by the Executive, but not resulting from of any of the events described in sub-paragraphs 1.3 and 1.4 that constitute Constructive Termination.

1.3 Change in Control. Change in Control shall be defined as follows:

(A)	The acquisition of more than fifty percent (50%) of the value or voting power of the Bank’s stock by a person or group;

(B)	The acquisition in a period of twelve (12) months or less of at least thirty-five percent (35%) of the Bank’s stock by a person or group;

(C)	The replacement of a majority of the Bank’s board in a period of twelve (12) months or less by Directors who were not endorsed by a majority of the current board members; or

(D)	The acquisition in a period of twelve (12) months or less of forty percent (40%) or more of the Bank’s assets by an unrelated entity.

Furthermore, to constitute a Change in Control event as to the plan Executive, The Change in Control Event must relate to (i) the corporation for whom the Executive is performing services at the time of the Change in Control Event (ii) the corporation that is liable for the payment of the deferred compensation (or all corporations liable for the payment if more than one corporation is liable) or (iii) a corporation that is a majority shareholder of a corporation identified in (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (i) or (ii).

For the purpose of this Agreement, transfers made on account of deaths or gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a Change in Control.

1.4 Termination on Account of or After a Change in Control. A termination shall be deemed to be in Connection with a Change in Control if within three (3) years following a Change in Control:

(A)	The Executive’s employment with the Employer is terminated by the Bank and such termination is not a Termination for Cause; or

(B)	Executive is “Constructively Terminated”. For the purposes of this Agreement, the terms “Constructively Terminated” and “Constructive Termination” are defined as a voluntary election to resign or a forced resignation resulting from (i) Employer actions, in conjunction with, or by reason of a Change in Control, which actions result in any adverse and material change in the scope of the Employee’s position, responsibilities, duties, salary, benefits or location of employment; or (ii) any event caused by the Employer which reasonably constitutes or results in a demotion or a significant diminution of Executive’s responsibilities or authority.

1.5 Disability/Disabled. For the purpose of this Agreement, an Executive will be considered disabled if:

(A)	He is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(B)	He is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of Participant’s employer.

2.	POLICY TITLE AND OWNERSHIP.

Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Joint Beneficiary Designation policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

3.	BENEFICIARY DESIGNATION RIGHTS.

The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured’s share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

4.	PREMIUM PAYMENT METHOD.

Subject to the Bank’s absolute right to surrender or terminate the policy at any time and for any reason, the Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

5.	TAXABLE BENEFIT.

Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent.

6.	DIVISION OF DEATH PROCEEDS.

Subject to Paragraphs 7 and 9 herein, the division of the death proceeds of the policy is as follows:

A.	Provided that the Insured is either employed by the Bank at the time of death, or that the Insured is no longer employed by the Bank because he has elected Early or Normal Retirement from the Bank (as defined in the Insured’s Individual Participation Agreement in conjunction with the Nevada Security Bank Executive Supplemental Compensation Plan), then the Insured’s beneficiary(ies) shall be entitled to the following:

i.	If the Insured is Sixty-Nine (69) years old or younger at the time of death, then the Insured’s beneficiary(ies), designated in accordance with Paragraph 3, shall be entitled to receive a total amount equal to the lesser of XXX,XXX. Dollars or one hundred percent (100%) of the Net-at-Risk portion of the proceeds from the Policy(ies). For the purposes of this Agreement, the Net-at-Risk insurance portion is the total proceeds of the Policy less the cash value of the Policy. The Executive may elect to reduce their death benefit in the future at any time provided that they have written authorization from their spouse or primary beneficiary.

ii.	If the Insured dies after attaining the age of Seventy (70), but before attaining the age of Eighty (80) years old, then the Insured’s beneficiary(ies), designated in accordance with Paragraph 3, shall be entitled to receive a total amount equal to the lesser of XXX,XXX Dollars or one hundred percent (100%) of the Net-at-Risk portion of the proceeds from the Policy(ies).

iii.	If the Insured dies after attaining Eighty (80) years of age, then the Insured’s beneficiaries, designated in accordance with Paragraph 3, shall be entitled to receive a total amount equal to the lesser of XXX,XXX Dollars or one hundred percent (100%) of the Net-at-Risk portion of the proceeds from the Policy(ies).

B.	In the event the Insured is forced to terminate his position as a result of Disability, or, in the event the Insured’s position as an Executive is terminated as a result of a Change in Control or as an event of Constructive Termination, then the Insured’s beneficiaries shall be entitled to receive the same amounts to which they would otherwise be entitled under Paragraph 6A above.

C.	Should the Executive be involuntarily terminated (other than as a result of a Change in Control or as an event of Constructive Termination) before the Early Retirement Age specified in his Executive Supplemental Compensation Agreement, then Insured’s beneficiary(ies) will receive Eighty Percent (80%) of the Net-at-Risk portion of the proceeds under the Policy(ies). For the purposes of this Agreement, a termination shall be considered involuntary if Insured’s position as an Executive is terminated by the Bank, and such termination is not For Cause, not as a Result of a Change in Control, and not as a result of Disability.

D.	Should the Executive be Terminated for Cause or should he Voluntarily resign his positions as an Executive before the Early Retirement Age specified in their Executive Supplemental Compensation Agreement, the beneficiary(ies) will receive a total amount equal to the lesser of Twenty-Five Thousand Dollars ($25,000) in death benefits or One Hundred Percent (100%) of the Net-at-Risk portion of the proceeds under the Policy(ies).

E.	The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

F. In the event that either the Policy(ies) is terminated or the proceeds of the

Policy(ies) are insufficient to provide the benefit specified herein, other than as a result of any intentional act of the Insured which results in the termination of the Policy(ies), then the Bank shall pay to the Insured’s beneficiary(ies) an amount which, when combined with the proceeds of the Policy(ies) actually received, will provide a total after tax death benefit equal to the benefit level specified in Subparagraphs 6 (A), (B), (C) or (D).

7.	DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY.

The Bank shall at all times be entitled to an amount equal to the Policy’s cash value, as that term is defined in the Policy contract, less any Policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

8.	RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS.

In the event the Policy involves an endowment or annuity element, the Bank’s right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the Policy’s cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

9.	OPTION UPON TERMINATION OF AGREEMENT.

Upon termination of this Agreement by the Bank, but prior to the termination of the Policy(ies) by the Bank, the Insured (or assignee) shall have a fifteen (15) day option to receive from the Bank an absolute assignment of the Policy(ies) in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment referred to hereinabove shall be the greater of:

A.	The Bank’s share of the cash value of the policy on the date of such assignment, as defined in this Agreement; or

B.	The amount of the premiums that have been paid by the Bank prior to the date of such assignment.

If, within said fifteen (15) day period, the Insured fails to exercise said option, fails to procure the entire aforestated cash payment, or dies, then the option shall terminate and the Insured (or assignee) agrees that all of the Insured’s rights, interest and claims in the Policy(ies) shall terminate as of the date of the termination of this Agreement.

The Insured expressly agrees that this Agreement shall constitute sufficient written notice to the Insured of the Insured’s option to receive an absolute assignment of the Policy(ies) as set forth herein.

Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph 6 above.

10.	INSURED’S OR ASSIGNEE’S ASSIGNMENT RIGHTS.

The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject Policy(ies) nor any rights, options, privileges or duties created under this Agreement.

11.	AGREEMENT BINDING UPON THE PARTIES.

This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.

12.	ADMINISTRATIVE AND CLAIMS PROVISIONS.

The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”):

A. Named Fiduciary and Plan Administrator.

The “Named Fiduciary and Plan Administrator” of this Joint Beneficiary Designation Agreement shall be Nevada Security Bank until its resignation or removal by the Board of Directors. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control, and administration of this Joint Beneficiary Plan as established herein. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

B. Funding Policy.

Subject to the Bank’s absolute right to surrender or terminate the Policy(ies) at any time and for any reason, the funding policy for this Joint Beneficiary Plan shall be to maintain the subject Policy(ies) in force by paying, when due, all premiums required.

C. Basis of Payment of Benefits.

Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

D. Claim Procedures.

Claim forms or claim information as to the subject Policy(ies) can be obtained by contacting Benmark, Inc. (800-544-6079). When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance Policy(ies), they should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the Named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued in accordance with the terms of this Agreement.

In the event that a claim is not eligible under the Policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the Policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, they should contact the office named above and they will assist in making an inquiry to the Insurer. All objections to the Insurer’s actions should be in writing and submitted to the office named above for transmittal to the Insurer.

13. GENDER.

Whenever in this Agreement words are used in the masculine, feminine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

14.	INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT.

The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the Policy provisions shall fully discharge the Insurer from any and all liability.

15. AMENDMENT OR REVOCATION, AND EXCHANGE OF POLICY.

Subject to the Bank’s absolute right to surrender or terminate the Policy(ies) at any time and for any reason, it is agreed by and between the parties hereto that, during the lifetime of the Insured, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Insured and the Bank. The Bank may, however, unilaterally and without the consent of the Insured, exchange any life insurance Policy(ies) that are the subject matter of this Agreement, with or without replacing said Policy(ies) and, in the event of a same or similar exchange, the Insured expressly agrees to the same.

16. SEVERABILITY AND INTERPRETATION.

If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

17. APPLICABLE LAW.

The laws of the State of Nevada shall govern the validity and interpretation of this Agreement.

18.	EFFECT OF THE LIFE INSURANCE POLICY’S CONTESTABILITY CLAUSES

The parties herein understand and agree that the payment of the benefits provided herein are subject to the Life Insurance Policy’s suicide and contestability clauses and other such clauses, and if such clauses preclude the Insurer from paying the full death proceeds, then, in such event, no death benefits of whatever nature shall be payable to Insured’s (or Insured’s Assignee’s) beneficiary(ies) under this Joint Beneficiary Designation Agreement.

Executed at , this _24th day of _January , 2006.

Nevada Security Bank

Reno, Nevada

By:	By: Insured:

Title: Chief Executive Officer

Witness Witness

BENEFICIARY DESIGNATION FORM
FOR THE FIRST AMENDED AND RESTATED NEVADA SECURITY BANK SPLIT DOLLAR AGREEMENT

I. PRIMARY DESIGNATION

(You may refer to the beneficiary designation information prior to completion of this form.)

A. Person(s) as a Primary Designation:

(Please indicate the percentage for each beneficiary.)

Name     Relationship     /      %

Address:

(Street) (City) (State) (Zip)

Name     Relationship     /      %

Address:

(Street) (City) (State) (Zip)

Name     Relationship     /      %

Address:

(Street) (City) (State) (Zip)

Name     Relationship     /      %

Address:

(Street) (City) (State) (Zip)

B. Estate as a Primary Designation:

My Primary Beneficiary is The Estate of      as set forth

in the last will and testament dated the      day of      ,      and any codicils thereto.

C. Trust as a Primary Designation:
Name of the Trust:

Execution Date of the Trust:      /      /

Name of the Trustee:

Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):

Is this an Irrevocable Life Insurance Trust?      Yes      No

(If yes and this designation is for a Split Dollar agreement, an Assignment of Rights form should be completed.)

II. SECONDARY (CONTINGENT) DESIGNATION

A. Person(s) as a Secondary (Contingent) Designation:

(Please indicate the percentage for each beneficiary.)

Name     Relationship     /      %
Address:

(Street) (City) (State) (Zip)

Name     Relationship     /      %
Address:

(Street) (City) (State) (Zip)

Name     Relationship     /      %
Address:

(Street) (City) (State) (Zip)

Name     Relationship     /      %
Address:

(Street) (City) (State) (Zip)

B. Estate as a Secondary (Contingent) Designation:

My Secondary Beneficiary is The Estate of      as set forth

in my last will and testament dated the      day of      ,      and any codicils thereto.

C. Trust as a Secondary (Contingent) Designation:

Name of the Trust:

Execution Date of the Trust:      /      /

Name of the Trustee:

Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):

All sums payable under the First Amended and Restated Split Dollar Agreement by reason of my death shall be paid to the Primary Beneficiary(ies), if he or she survives me, and if no Primary Beneficiary(ies) shall survive me, then to the Secondary (Contingent) Beneficiary(ies). This beneficiary designation is valid until the participant notifies the bank in writing.

Insured: Date: January 24, 2006